Exhibit 10.6

EXECUTION VERSION

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made as of May 31, 2024 (the “Effective Date”) by and between, Dominic Campo or an entity to be formed by him (the “Consultant”) and Titan Trucking, LLC, a Michigan limited liability company (the “Company”).

1.	Scope

The Company intends to engage Consultant to provide the services as described on Schedule A (the “Services”). If additional services are needed by Consultant, this will be requested in writing and if agreed, then the contract will be amended.

2.	Authority

As a consultant, Consultant shall not have the authority to contract on behalf of the Company and shall not have the authority to commit the Company in any manner. All commitments (contractual or otherwise) shall require the action of the authorized representatives of the Company. Consultant shall make recommendations to the Company and to the Company’s leadership. Consultant shall report to the Company’s parent company Chief Executive Officer as the legal representative of the member of the Company (“CEO”) or CEO’s designee, whom the Company has represented have the authority over all of the Company’s operations and growth initiatives.

3.	Confidentiality

The Company has maintained, and continues to maintain Confidential Information, which may specifically include, but is not limited to information as to and regarding Company’s customers, pricing information, contract terms, recruiting information for contract employees, staffing information, contracts, financial data, processes and procedures, and trade secrets (collectively, “Confidential Information”), which is proprietary and necessary to Company’s business success. Consultant is engaged by the Company in a capacity in which it will become acquainted with all or part of this Confidential Information. To safeguard the legitimate interests of the Company with respect to maintaining the confidence of Company’s Confidential Information, Consultant covenants that it will not communicate with any person, firm, corporation, company, partnership, or other business entity, any Confidential Information or trade secrets which it may from time to time acquire with respect to the business of Company, during the Term of his this Agreement and following the termination of this Agreement. Confidential Information does not include any information which (i) is available to the general public or is generally available within the relevant business or industry other than as a result of Consultant’s action or (ii) is or becomes available to Consultant after termination of this Agreement on a non-confidential basis from a third-party source provided that such third-party source is not bound by a confidentiality agreement or any other obligation of confidentiality.

4.	Term and Termination

The term of this Agreement shall be five (5) years, commencing as of the Effective Date and ending on the fifth anniversary of the Effective Date, unless sooner terminated as provided for in this Agreement (the “Term”). Regardless of the expiration or termination of this Agreement, any and all amounts earned by Consultant under this Agreement shall remain due and payable.

The Company may terminate this Agreement for Cause at any time during the Term. For purposes of this Section, the Company shall have “Cause” (i) if during the term of this Agreement Consultant, or a member thereof, is convicted (or pleads guilty or no contest) of a felony, involving theft, fraud, dishonesty or moral turpitude; (ii) if Consultant,, willfully disregards any lawful and reasonable written directive of the Company’s Chief Executive Officer, or his designee, which directives were clearly communicated to Consultant; (iii) upon the occurrence of any act(s) or omission(s) by Consultant, which are willful and deliberate act(s) or omission(s) taken with Consultant’s knowledge that such act(s) or omission(s) are reasonably likely to cause harm or injury to the business, operations or financial condition of the Company; (iv) upon the occurrence of a breach by Consultant,, of any provision of this Agreement provided that if such breach is capable of remedy the Consultant shall have fourteen (14) days from written notification of the breach, with reasonable detail of the facts and circumstances claimed as the basis for the breach, in which to remedy such breach; (v) upon the commission by Consultant,, of an act in deliberate disregard of the rules or policies of the Company which results in a material loss, damage or injury to Company; or (vi) upon the occurrence of any other act(s) or omission(s) that materially adversely affects the business activities, financial condition, prospects, reputation, goodwill or image of the Company (unless done in furtherance of a business plan). In the event Company terminates this Agreement for Cause, then all payments to Consultant shall immediately cease.

5.	Compensation

A. Retainer

Consultant shall receive a monthly retainer payment in advance on or before the first day of each calendar month during the Term as described on Schedule B (“Retainer”). The Retainer shall be earned upon receipt.

B. Bonus

Company may in its sole discretion pay Consultant an annual bonus.

C. Equity Incentive Plans

Consultant shall be granted common stock through the Company’s Equity Incentive Plans for achieving objectives as agreed upon and approved by the Board.

D. Health Insurance Coverage

Company will provide Consultant and his spouse with health care coverage consistent with all applicable laws once eligible coverage under Consultant’s insurance in effect immediately prior to the Effective Date expires. Company and Consultant shall work on a date in which coverage by the Company would commence.

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6.	Consultant’s Deliverables/Work Product/Instruments of Service

Consultant shall upon request provide reports to the CEO, or CEO’s designee, which will include updates on identifying tasks Consultant is hired to perform.

Consultant shall devote sufficient time and effort not to exceed thirty-five (35) hours per week on average during each calendar year (whether partial or full); provided, if the Consultant is requested to work on any special project he shall be compensated for such responsibilities on a basis mutually agreed to in writing between Consultant and the Company.

7.	Indemnification

Each party shall indemnify, defend and hold the other party harmless from and against any and all damages incurred by such other party as a result of such party’s (a) breach of any of the terms or conditions of this Agreement, (b) the negligent, reckless or intentional acts or omissions.

8.	Restrictive Covenants

A. During the Term of this Agreement and for a period of twelve (12) months thereafter, commencing on the termination of this Agreement (the “Restricted Period”), Consultant shall not, directly or indirectly, (i) engage in or assist others in engaging in the waste management business; (ii) have an interest in any entity that engages directly or indirectly in the waste management business in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; (iii) cause, induce or encourage any employee of the Company to terminate such employee’s employment with the Company, or in any way interfere with the relationship between the Company and any employee of the Company; or (iv) cause, induce or encourage any actual or prospective client, customer, service provider or licensor of Company, or any other entity who has a material business relationship with Company, to terminate or modify any such actual or prospective relationship; provided, however, that the foregoing restrictions shall not apply to the services Consultant performs for Company pursuant to this Agreement. However, Section 8 does not apply to any refuse equipment rental business or waste brokerage business that Consultant shall engage in, own and operate during the term of this Agreement and any time thereafter outside of the markets in which the Company conducts business prior to the time in which the Company conducts business in such markets, and such engagement by Consultant in such businesses described herein shall not be a breach of any provision of this Agreement. Engaging in any refuse equipment rental business or waste brokerage business by Consultant within the markets in which the Company currently conducts business or has been authorized to conduct business without the prior written consent of the Company after full disclosure by Consultant of the intended activities to be engaged in by Consultant shall be in violation of this Section.

B. Consultant acknowledges that a breach of Section 8A would give rise to irreparable harm to Company, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Consultant of any such obligations, Company shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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C. Consultant acknowledges that the restrictions contained in Section 8A are reasonable and necessary to protect the legitimate interests of Company and constitute a material inducement to Company to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in Section 8A should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable law. The covenants contained in Section 8A and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

9.	Termination and Suspension

If the Company fails to make payments to Consultant in accordance with this Agreement, such failure shall be considered substantial nonperformance and shall constitute at the sole option of Consultant (a) breach of this Agreement and a default by Company entitling Consultant to liquidated damages equal to 100% of the past due Retainer amount and 25% of the unpaid future Retainer amounts for the unfulfilled Term as the sole remedy for Consultant after having first provided the Company with ten (10) days advance written notice of nonpayment and the Company not curing such breach and payment default within such ten (10) day period, or (b) cause for suspension of performance of Services by and obligations of Consultant under this Agreement after having first provided the Company with ten (10) days advance written notice of nonpayment and the Company not curing such payment default within such ten (10) day period. In the event of a suspension of Services, Consultant shall have no liability to the Company for delay or damage caused because of such suspension of Services. Before resuming Services, the Company shall pay Consultant all sums due prior to suspension and any expenses incurred in the interruption and resumption of Consultant’s Services.

10.	Independent Contractor

A. Except as otherwise specifically set forth in this Agreement, Consultant shall pay for all expenses, costs and amounts incurred in the performance of the Services, including all withholding of federal, state and local income taxes, the payment and withholding of social security and other payroll taxes, all workers’ compensation, liability, and other insurance premiums in connection with the performance of the Services. Consultant represents and warrants to the Company that Consultant has adopted the status of an independent Consultant for all purposes, including without limitation for purposes of withholding of federal, state and local income taxes and the payment and withholding of social security and other payroll taxes. Consultant represents and warrants to the Company that all federal, state and local tax returns, including informational returns, required to be filed by the Consultant during the term of this Agreement, will be filed by the Consultant during the term of this Agreement and will be filed by the Consultant at Consultant’s sole cost and expense reflecting the Consultant’s self-employed independent Consultant status. Company will issue to Consultant Form 1099-NEC each year in which fees are paid on or before the applicable required date.

B. Consultant acknowledges that it will at all times act and perform as an independent Consultant and will not, for any purposes, be deemed an employee of the Company. Consultant will have no authority to act for, or on behalf of, or to bind the Company in any manner whatsoever. The Company retains the right to utilize other businesses or individuals to perform the Services or any other services.

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C. Consultant further warrants that the Services will be performed in a professional and workmanlike manner that complies with any contracts known to Consultant, statutes, regulations, or ordinances applicable to the Services and will be performed in accordance with customary business and trade practices. Consultant warrants to provide the Company with all documents produced in the performance of the Services and shall transfer ownership of all such documents and works to the Company in the performance of the Services.

11.	Other Provisions

A. Terms. Nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require.

B. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same agreement.

C. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and contains all of the agreements among said parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or written, between said parties with respect to the subject matter hereof.

D. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

E. Amendment. This Agreement may be amended or revoked at any time by a written agreement executed by the parties to this Agreement. Any change or modification to this Agreement shall be valid only if in writing and signed by all required parties.

F. Notices. Any notice permitted or required under this Agreement shall be effective: (a) upon hand delivery thereof, (b) upon receipt of confirmation of facsimile transmission, (c) one (1) day after being sent by recognized “overnight” delivery service, or (d) five (5) days after certified mailing and proof of return receipt sent by U.S. mail to the addresses stated herein or to such other addresses to which either party shall have previously notified the other parties in writing. Any such notice not sent as contemplated above shall be effective upon receipt.

G. Waiver. Any failure on the part of a party hereto to comply with any of such Party’s obligations, agreements or conditions hereunder may be waived by the other Party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

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H. Arbitration. Any dispute hereunder shall be settled by final and binding arbitration in Oakland County, Michigan in accordance with the rules of the American Arbitration Association then in effect and the award rendered by the arbitrators shall be binding as between the parties and judgment on such award may be entered in any court having jurisdiction thereof. The fact of the arbitration, the arbitration proceedings and the resolution or disposition of the arbitration, including any arbitration award shall be kept confidential, subject only to acts taken to enforce the terms of the resolution or disposition of the arbitration or the arbitration award.

I. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Michigan.

J. Assignment. This Agreement has been entered into by the Company in reliance upon the individual identified as Consultant who has been designated as the person who will provide the Services contemplated by this Agreement, and this Agreement has been entered into by Consultant in reliance upon the ownership of the Company. As such, neither party may assign this Agreement without the prior written consent of the other party; provided, however, Consultant may assign this Agreement to an entity wholly owned and controlled by him and shall remain wholly owned and controlled by him throughout the Term of this Agreement.

K. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and shall inure to the benefit of the parties, and their respective personal representatives, agents, distributees, heirs, successors and assigns.

L. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

(Signature page follows)

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WHEREFORE, the parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

CONSULTANT		TITAN TRUCKING, LLC, a Michigan limited liability company

By:	/s/ Dominic Campo	By:	/s/ Glen Miller
Name:	Dominic Campo	Name:	Glen Miller
		Title:	Chief Executive Officer

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SCHEDULE A

The Consultant will assist the Company with the CEO’s direction or through the CEOs designee.

(a) the Consultant will work to assist the business known as “Standard Waste Services, LLC” to provide its services in a manner that is consistent with those it provided prior to the closing assisting in it retaining its customer base, providing guidance specific to integration with Titan’s operations with the CFO and working with COO on operational transition needs. Consultant will update as requested the CEO or the CEOs designee.

(b) Consultant will work to provide NEW SALES GROWTH opportunities by assisting in signing up new customers in Michigan or providing guidance specific to new sales growth opportunities to the Company’s sales consultants, customer service representatives, or others at the Company.

(c) Consultant will work on any acquisition targets agreed-upon between Consultant and CEO or CEO’s designee.

(d) Consultant is engaged to seek out, transfer station opportunities for the company, either by way of contracts, through private, municipal, or opportunities for an outright purchase of existing permitted transfer stations.

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SCHEDULE B

Consultant shall receive a monthly retainer payment in advance on or before the first day of each calendar month during the Term in the amount of $23,333.33 commencing on June 1, 2024 (“Retainer”) however should the Consultant meet his demise during the Term, the Retainer shall be 50% ($11,666.67).

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